UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2018 (September 6, 2018)

Date of Report (Date of Earliest Event Reported)

Continental Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-03834	36-2274391
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

440 S. LaSalle Drive, Suite 3100, Chicago, IL 60605

(Address of Principal Executive Offices) (Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement for Certain Officers.

Appointment of Directors

On September 6, 2018, the board of directors (the “Board”) of Continental Materials Corporation (the “Company”) appointed (i) Mr. Steve Gidwitz as a director with a term expiring 2019, and (ii) Mr. Scott Gidwitz as a director with a term expiring 2021, both appointments effective immediately. Steve Gidwitz was appointed to the Board to fill the vacancy created by the previously announced resignation of Ms. Betsy R. Gidwitz, and Scott Gidwitz was appointed to the Board to fill the vacancy created by the previously announced resignation of Mr. Ronald Gidwitz.

As non-employee directors, Messrs. Steve and Scott Gidwitz will participate in the Company’s compensation and benefit programs for all non-employee directors of the Company as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2018 (the “Proxy Statement”). There are no arrangements or understandings between Messrs. Steve and Scott Gidwitz and any other person pursuant to which either was selected as a director, nor are there any transactions subject to Item 404(a) of Regulation S-K in which the Company is a participant and either has a material interest. Messrs. Steve and Scott Gidwitz are members of the Gidwitz Family, as described in the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Materials Corporation

Date: September 12, 2018	By:	/s/ Mark S. Nichter
Mark S. Nichter
Vice President, CFO and Secretary